                                                                      EXHIBIT 12



                            FIELDCREST CANNON, INC.

 COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
                                   DIVIDENDS

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                          YEAR ENDED
                                                                          DECEMBER 31
                                                                             1993
                                                                          -----------
          Income from continuing operations before provision for income
            taxes per statement of income..............................     $26,879
          Add:
               Interest on indebtedness................................      25,871
               Amortization of debt expense............................       1,788
               Portion of rents representative of the interest
                 factor................................................       6,300
                                                                          ---------
          Income as adjusted...........................................     $60,838
                                                                          ---------
                                                                          ---------
          Fixed Charges And Preferred Stock Dividends:
               Interest on indebtedness................................     $25,871
               Amortization of debt expense............................       1,788
               Preferred dividends.....................................         463
               Portion of rents representative of the interest
                 factor................................................       6,300
                                                                          ---------
          Fixed charges and preferred stock dividends..................     $34,422
                                                                          ---------
                                                                          ---------
          Ratio of earnings to combined fixed charges and preferred
            stock dividends............................................        1.77
                                                                          ---------
                                                                          ---------